June 27, 2014

Western Asset Management Company
385 E. Colorado Blvd.
Pasadena, CA 91101

To Whom it May Concern:

Please be advised, with respect to the December 5, 2012 Sub-Advisory Agreement ("Agreement") between WisdomTree Asset Management, Inc., Western Asset Management Company, Western Asset Management Company Ltd and Western Asset Management Company Pte. Ltd. all references to Appendix A will be applied to all appendices currently included in or added to the Agreement.

Acknowledged and agreed:

WISDOMTREE ASSET MANAGEMENT, INC.
Name: Jonathan Steinberg
Title: Chief Executive Officer

WESTERN ASSET MANAGEMENT COMPANY
Name: Steven K. Puodziunas
Title: Head of Client Service & Marketing Support

WESTERN ASSET MANAGEMENT COMPANY LTD
Name: Steven K. Puodziunas
Title: Head of Client Service & Marketing Support

WESTERN ASSET MANAGEMENT COMPANY PTE. LTD.
Name: Steven K. Puodziunas
Title: Head of Client Service & Marketing Support


APPENDIX A

TO THE DECEMBER 5, 2012 INVESTMENT SUB-ADVISORY AGREEMENT

Updated June 27, 2014

Sub-Advisory Fee


Fund: WisdomTree Emerging Markets Corporate Bond Fund
Annual Sub-Advisory Fee Per Fund*: 0.18% on the first $750,000,000
                                   0.12% on assets above $750,000,000
Effective Date: 3/8/2012
Western Entity Advising Fund: Western Asset Management Company


Fund: WisdomTree Global Corporate Bond Fund
Annual Sub-Advisory Fee Per Fund*: 0.18% on the first $750,000,000
                                   0.12% on assets above $750,000,000
Effective Date: 1/31/2013
Western Entity Advising Fund: Western Asset Management Company,
                              Western Asset Management Company Ltd,
                              Western Asset Management Company Ptd. Ltd.


Fund: WisdomTree Brazil Real Strategy
Annual Sub-Advisory Fee Per Fund*: 0.07% on assets from $0 to $1 billion
                                   0.05% on assets over $1 billion
Effective Date: 6/27/2014
Western Entity Advising Fund: Western Asset Management Company,
                              Western Asset Management Company Ltd,
                              Western Asset Management Company Ptd. Ltd.



* The Sub-Advisory Fee will be based on the average daily net assets of each Fund and will be paid to the Sub-Advisor monthly.

Minimum Fee: The Sub-Advisor shall be entitled to a minimum fee of $50,000 per annum per Fund.

The Sub-Advisor shall receive one payment monthly, inclusive of all affiliate offices.